Exhibit 3.22

Massachusetts Mentor, Inc.

BY-LAWS

ARTICLE I

General Provisions

Section 1. Name- The name of the corporation shall be Massachusetts Mentor, Inc.

Section 2. Location- The principal office of the corporation shall initially be located at the place set forth in the Articles of Organization of the corporation.  The directors may establish other offices and places of business in Massachusetts or elsewhere.

Section 3. Fiscal Year- Except as from time to time otherwise determined by the directors, the fiscal year of the corporation shall end on the last day of June of each year.

ARTICLE II

Meetings of the Stockholders

Section 1. Annual Meetings- An annual meeting of the stockholders shall be held on the second Wednesday in September (or on the next business day if that is a legal holiday) at 10:00 o’clock A.M. unless a different hour is fixed by the President or the directors and stated in the notice of meeting.  The purposes for which the annual meeting is to be held, in addition to those prescribed by law, the Articles of Organization or these By-laws, may be specified by the President or the directors.  In the event that an annual meeting is not held on the date fixed in these By-laws, a special meeting may be held in lieu thereof with all the force and effect of an annual meeting.

Section 2. Special Meetings- Special meetings of the stockholders may be called by the President or the directors, and stockholder may be called by the President or the directors, and shall be called by the Clerk (or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer) upon written application or one or more stockholders who hold at least 10% of the capital stock entitled to vote thereat.

Section 3. Place of Meetings- All meetings of the stockholders shall be held at the principal office of the corporation unless a different place within the United States is fixed by the President or the directors and stated in the notice of meeting.

Section 4. Notice of Meetings- A written notice of each meeting of the stockholders, stating the place, date and hour thereof and the purposes for which the meeting is to be held, shall be given by the Clerk (or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer) at least seven days before the meeting to each stockholder of record entitled to vote thereat, and to each stockholder, who, under the Articles of Organization of these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears in the records of the corporation.  Notice of a meeting need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder of his attorney thereunto authorized, is filed with the records of the meeting.

Section 5. Quorum- The holders of a majority in interest of all stock issued, outstanding and entitled to vote, present or represented by proxy, shall constitute a quorum at any meeting of the stockholder.  If a quorum shall not be present or represented at any meeting of the stockholders, a lesser number may, without further notice, adjourn the meeting to any other time.

Section 6. Voting and Proxies- The corporation shall not directly or indirectly vote any share of its own stock.  Stockholders entitled to vote shall have one vote for each share of stock owned of record by them.  Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein.  Proxies shall be filed with the clerk of the meeting or of any resumed meeting, before being voted.  Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any resumed meeting but shall not be valid after final adjournment of such meeting.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, in which event the burden or proving invalidity shall rest on the challenger.

Section 7. Action at Meetings- When a quorum is present at any meeting, the holders of a majority in interest of the stock having voting power, present or represented by proxy and voting on a matter, shall we decide any matter to be voted on by the stockholders, including the election of officers and directors, except where a different vote is required by law, the Articles of Organization, these By-laws or any agreement between the corporation and the stockholders.  Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote in the election.  No ballot shall be required for any election unless requested by a stockholder present or represented by proxy at the meeting and entitled to vote in the election.

Section 8. Action by Consent- Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders.  Such consent shall be treated for all purposes as a vote at a meeting.

ARTICLE III

Directors

Section 1. Powers- The business and property of the corporation shall be managed by a board of directors who may exercise all the powers of the corporation which are not expressly reserved to the stockholders by law, the Articles of Organization or these By-laws.

Section 2. Election- A board of directors of such number as shall be fixed by the stockholders shall be elected at the annual meeting of the stockholders.  The number of directors shall not be fixed at less than three, except that whenever there shall be fewer than three stockholders the number of directors may be fixed at not less the number of stockholders.  No director need be a stockholder.  Except as otherwise provided by law, the Articles of Organization or these By-laws, directors shall hold office until the next annual meeting of stockholders and thereafter until their respective successors are chosen and qualified.  Any vacancy in the board may be filled by the directors.

Section 3. Resignation and Removal- Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk and such resignation shall be effective upon receipt unless it is specified to be effective at some later time.  A director may be removed from office (a) with or without cause by vote of a majority in interest of the stockholders entitled to vote at a special meeting called for the purpose, or (b) for cause by vote of a majority of the directors then in office, at a special meeting called for the purpose.  A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him, and said notice shall contain a statement of the causes assigned for such proposed removal.

Section 4. Meetings- Regular meetings of the directors may be held without call or notice at such places and times as the directors may from time to time determine, provided that any director who is absent when such determination is made shall be given notice thereof.  A regular meeting of the directors shall be held at the same place as the annual meeting of the stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.  Special meetings of the directors may be held at any time and place designated in a call by the President, the Treasurer or two or more directors.

Section 5. Notice of Special Meetings- Notice of all special meetings of the directors shall be given to each director by the Clerk or, in case of the death, absence, incapacity or refusal of the Clerk, by the officer or one of the directors calling the meeting.  Such notice shall be given to each director in person or by telephone or telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by mail addressed to his business or home address and postmarked at least forty-eight hours in advance of the meeting.  Except as required by law and these By-laws as a condition to the removal of a director, notice of a special meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.  A notice or waiver of notice need not specify the purpose of any special meeting unless such purpose is the removal of a director or an officer.

Section 6. Quorum- At any meeting of the directors, two-thirds of the directors then in office shall constitute a quorum for the transaction of business, but a lesser number may without further notice adjourn the meeting to any other time.

Section 7. Action at Meetings- At any meeting of the directors at which a quorum is present, the vote of a majority of those present shall decide any matter, unless a different vote is specified by law, the Articles of Organization or these By-laws.

Section 8. Action by Consent- Any action by the directors may be taken without a meeting if a written consent thereto is signed by all the directors and filed with the records of the meetings of the directors.  Such consent shall be treated for all purposes as a vote at a meeting.

Section 9.  Executive Committee- The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating.  The executive committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted as nearly as may be practicable in the same matter as is provided by these By-laws for the business of the directors.

ARTICLE IV

Officers

Section 1. Officers- The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers as the directors may determine.

Section 2. Election- The President, Treasurer and Clerk shall be elected annually by the directors at their first regular meeting following the annual meeting of the stockholders.  Other officers may be chosen by the directors at such meeting or any other meeting.  No officer need be a stockholder or a director.  Any two or more offices may be held by the same person, provided that the President and the Clerk shall not be the same person.  The Clerk shall be a resident of the Commonwealth of Massachusetts unless the corporation shall have a resident agent for the service of process appointed in the manner prescribed by law.  Except as otherwise provided by law, the Articles of Organization or these By-laws, the President, Treasurer and Clerk shall hold office until the first regular meeting of the directors following the next annual meeting of the stockholders and thereafter until their respective successors are chosen and qualified.  All other officers shall hold office until the first regular meeting of the directors following the next annual meeting of the stockholders and thereafter until their respective successors are chosen and qualified, unless appointed to a shorter term.

Section 3. Resignation and Removal- Any officer may resign by delivering his written resignation to the corporation at its principal office or the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some later time.  The directors may remove any officer with or without cause by vote of a majority of the directors then in office, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors, and said notice shall contain a statement of the causes assigned for such proposed removal.

Section 4. President and Vice Presidents- The President shall be the chief executive officer of the corporation and shall, subject to the direction and control of the board of directors, have general charge and supervision of the business of the corporation.  Unless otherwise provided by the directors, he shall preside when present at all meetings of the stockholders and directors.  He shall have such other powers and duties as are usually incident to his office as may be vested in him by these By-laws or from time to time designated by the directors.

Any Vice President shall have such powers and duties as may be vested in him by these By-laws or from time to time designated by the directors.

Section 5. Treasurer and Assistant Treasurers- The treasurer shall, subject to the direction and control of the board of directors, have general charge of the financial affairs of the corporation and shall keep full and accurate books of account.  He shall have custody of all funds, securities and valuable documents of the corporation, except as the directors may otherwise provide, and shall render a statement of the financial affairs of the corporation at each annual meeting of the stockholders and to the directors and President upon request.  He shall have such other powers and duties as are usually incident to his office and as may be vested in him by these By-laws or from time to time designated by the directors.

Any Assistant Treasurer shall have such powers and duties as may be vested in him by these By-laws or from time to time designated by the directors.

Section 6. Clerk and Assistant Clerks- The Clerk shall give such notices of meetings of stockholders and directors as are required by these By-laws and shall keep a record of all the meetings of stockholders and directors.  Unless a transfer agent is appointed, she shall keep in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation in which shall be contained the names and record addresses of all stockholders and the amount of stock held by each.  He shall have such other powers and duties as are usually incident to his office and as may be vested in him by these By-laws or from time to time designated by the directors.

Any Assistant Clerk shall have such powers and duties as may be vested in him by these By-laws or from time to time designated by the directors.  In the absence of the

Clerk from any meeting of stockholders or directors, an Assistant Clerk or, if none, a temporary clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

ARTICLE V

Indemnification of Directors and Officers

Section 1. Indemnification- The corporation shall indemnify each director, officer, employee and other agent and each former director, officer, employee and other agent and each person who serves or may have served at the request of the corporation as a director, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is a creditor, and his heirs, executors and administrators, against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any action, suit or proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or other agent of the corporation or, at its request, of any other such organization, whether or not he continues to be a director, officer, employee or other agent at the time of incurring such expenses or liabilities, except in respect to matters as to which he shall be finally adjudged in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or to be liable for gross negligence or willful malfeasance; provided, that in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by written opinion of counsel that the director, officer, employee or other agent to be indemnified did not commit a breach of duty owed to the corporation and only if a majority of disinterested directors approves the settlement and indemnification as being in the best interests of the corporation.  The foregoing right of indemnification shall be in addition to and not exclusive of any other rights to which any person indemnified pursuant to this section may be entitled under any agreement or pursuant to any vote of directors or stockholders or otherwise.

ARTICLE VI

Stock

Section 1. Certificates- Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the board of directors.  The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, and such signatures may be facsimiles if the certificate is countersigned by a transfer agent or a registrar who is not a director, officer or employee of the corporation.  In the event that any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to hold office before such certificate is issued, it may be issued by the corporation with the same effect is if he held such office at the time of its issuance.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-laws or any agreement to which the corporation is a party, shall have the existence of such restriction noted conspicuously on the certificate and shall also set forth on its face or back the full text of the restriction or a statement that the corporation will furnish a copy of such text to the holder of such certificate upon written request and without charge.  Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back the full text of relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, voting powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 2. Issuance- Unless otherwise voted by the stockholder, any unissued capital stock from time to time authorized under the Articles of Organization and any capital stock of the corporation held in its treasury may be issued or disposed of by vote of the board of directors in such manner, for such consideration and upon such terms consistent with law as the directors may determine.

Section 3. Transfers- Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signatures as the corporation or its transfer agent may reasonably require.  Except as may be otherwise required by law, the Articles of Organization or these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividend and the right to vote with respect to such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the corporation of his mailing address.

Section 4. Record Date- The directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholder, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any resumed meeting, or the right to so consent or dissent.  In such event, only the stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date.  Without fixing a record date the directors may for any of such purposes close the transfer books for all or any part of such sixty-day period.

Section 5. Dividends- Except as restricted by law, the Articles of Organization or any agreement to which the corporation may be a party, dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock.

Section 6. Replacement of Certificates- If any certificate of stock is lost, stolen, mutilated or destroyed, the corporation may, on such terms as to proof, indemnity or otherwise as the directors may prescribe (which shall in the case of a mutilated certificate include the surrender thereof), issue a new certificate in place thereof.

ARTICLE VII

Restrictions on the Transfer of Stock

Section 1. Voluntary Transfer. (a) Any stockholder who desires to transfer all or any part of the stock owned by him without consideration, shall notify the corporation in writing, naming the proposed transferee and one arbitrator.  The corporation may within thirty (30) days thereafter given written notice to the stockholder naming a second arbitrator.  The two arbitrators so named shall within ten (10) days name a third.  It shall then be the duty of the arbitrators to ascertain by majority vote within an additional thirty (30) days that fair market value of the stock.  After the report of the arbitrators as to such value, the board of directors shall have an additional thirty (30) days within which to purchase such stock or to designate a person or persons to purchase the same or any specified part thereof at such value.  Written notice of such determination shall be given to the stockholder within such thirty (30) day period.  If the corporation shall not have exercised its rights under this paragraph, the stockholder may dispose of the same in the manner set out in his written notice within thirty (30) days after the expiration of the last thirty (30) day period.  If the stockholder does not so dispose of such stock, all of the restrictions imposed herein shall apply to all of the stock owned by him.

(b) Any stockholder who desires to sell or otherwise transfer for consideration all or any part of the stock owned by him shall first make a written offer of such stock for sale to the corporation or to one or more purchasers to be designated by the board of directors acting on behalf of the corporation at the same price and upon the same terms offered to such stockholder by an identified bona fide prospective purchaser of such stock.  The corporation shall have the option for a period of thirty (30) days following its receipt of such written offer to accept such offer by causing a written notice to be sent to such stockholder stating that the corporation itself will purchase such stock or stating the name or names of the purchaser or purchasers of such stock or specified part thereof designated by the board of directors.  Such option shall terminate if the corporation shall have failed to exercise the same within such thirty (30) day period.

In the event that the corporation does not elect to exercise its option hereunder, the stockholder so desiring to sell all or any part of his stock shall have the right for a period ending on the thirtieth (30th) day after the expiration of the aforesaid thirty (30) day option period to sell such stock to, and only to, the aforesaid bona fide prospective purchaser in the same quantity, at the same price, and upon the same terms as were specified in the offer to the corporation or to the person or persons designated by the board of directors.  Upon the expiration of such thirty (30) day period, if such stockholder has not sold such stock as provided herein, all of the restrictions imposed herein shall apply to all of the stock owned by the stockholder.

Section 2. Involuntary Transfer.  Any person acquiring any shares of stock by the insolvency or bankruptcy of any stockholder, by the foreclosure of any pledge or hypothecation, or by any other involuntary transfer or assignment, or by death, or otherwise by process of law, before being entitled to exercise any rights as a holder of such stock of the corporation, shall offer in wiring all of such acquired share to the corporation for purchase by it and deliver to the corporation together with such offer, (a) the certificate or certificates representing all of such shares of stock, (b) proper proof or authentication of such person’s right to acquire such shares and to transfer the same, and (c) a stock power or powers duly executed in blank by such person.  Such offer shall be made within thirty (30) days of such involuntary transfer and shall name one arbitrator.

The corporation may within thirty (30) days thereafter give written notice to the stockholder naming a second arbitrator.  The two arbitrators so named shall within ten (10) days name a third.  It shall then be the duty of the arbitrators to ascertain by majority vote within an additional thirty (30) days the fair market value of the stock.  After the report of the arbitrators as to such value, the board of directors shall have an additional thirty (30) days within which to purchase the same or any specified part thereof such value.  In the event that the corporation does not elect to exercise its option hereunder, the shares of stock so acquired shall be transferred on the books of the corporation into the name of the person acquiring the same and such stock shall thereafter be the subject to all the restrictions imposed by this Article.

Section 3. Miscellaneous.  No shares of stock shall be sold or transferred on the books of the corporation until the provisions contained herein have been complied with, but the board of directors may in any particular instance waive these requirements.

A pledge or hypothecation shall not be subject to this restriction, and prior to foreclosure no transfer of the shares pledged or hypothecated shall be made by the corporation on its books (except to any extent required by law).  If the pledge or hypothecation shall be foreclosed, any such transfer shall be subject to this restriction.

The following statement shall be legibly stamped or endorsed upon each certificate of stock of the corporation now owned or hereafter acquired:

“This certificate is subject to and transferable on the books of the corporation only upon compliance with the provisions of the stock restriction provisions applicable thereto, a copy of which will be supplied to the holder of this certificate without charge upon written request to the clerk of the corporation.”

Each stockholder shall surrender to the corporation all of the certificates of stock in the corporation now owned hereafter acquired by him and the corporation shall inscribe thereon the legend set forth in the preceding sentence and return said certificates to the stockholder.

ARTICLE VIII

Miscellaneous Provisions

Section 1. Execution of Instruments- All contracts, deeds, leases, bonds, notes, checks and other instruments authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the directors may generally or in particular cases otherwise determine.

Section 2. Voting of Securities- Except as the board of directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons (with or without power of substitution) to act as proxy or attorney in fact for this corporation at any meeting of stockholders of any other corporation, the securities of which may be held by this corporation.

Section 3. Corporate Records- The original or attested copies of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of record addresses of all stockholders and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation or at an office of its transfer agent or of the Clerk, but such corporate records need not all be kept in the same office.  They shall be available at all reasonable times to inspection by any stockholder for any purpose in the proper interest of the stockholder relative to the affairs of the corporation.

Section 4. Definitions- All references in these By-laws to the Articles of Organization and to these By-laws shall be deemed to refer, respectively, to the Articles of Organization and the By-laws of the corporation as amended and in effect from time to time.

ARTICLE IX

Amendment of By-laws

Section 1. Amendment- These By-laws may at any time be amended or repealed, in whole or in part, by vote of the stockholders provided that the substance of any proposed change must be stated in the notice of meeting at which such action is to be taken.  A majority of the directors in office may also amend or repeal these By-laws, except that no amendment or repeal may be made by the directors which changes the date of the annual meeting of stockholders, or which alters the provisions of these By-laws with respect to removal of directors, indemnification of directors and officers, or amendment of these By-laws, or which by law or the Articles of Organization requires action by the stockholders.  Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any

By-law, notice thereof stating the substance of such change shall be given to all stockholder entitled to vote on amending the By-laws, and any By-law adopted by the directors may be amended or repealed by the stockholders.